SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 20, 1999


                          EXCHANGE APPLICATIONS, INC.
               (Exact Name of Registrant as Specified in Charter)



              DELAWARE                   0-24679               04-3338916
              ------------------------------------------------------------
   (State or Other Jurisdiction        (Commission           (IRS Employer
         of Incorporation)             File Number)       Identification No.)


                  89 South Street, Boston, Massachusetts 02111
              (Address of Principal Executive Offices) (ZIP Code)


       Registrant's telephone number, including area code (617) 737-2244

     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          On August 20, 1999, Exchange Applications, Inc., a Delaware corporation ("Exchange") and a leading provider of customer optimization software products and services, acquired via a triangular merger all of the issued and outstanding shares of capital stock of Gino Borland, Inc. ("GBI"), a software development company incorporated under Washington law, from all of the shareholders thereof.

          The aggregate consideration paid by Exchange to the GBI shareholders consisted of approximately $24 million of Exchange common stock, par value $.001 per share. The seven-day average closing price of Exchange common stock used in calculating the consideration was $33.79. The terms of the agreement were determined in arm's-length negotiations between Exchange and GBI.

          All other information required by Item 2 is set forth in the merger agreement and press release filed, respectively, as Exhibit 2 and Exhibit
     99.1 hereto, and is incorporated herein by reference.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

       (C)EXHIBITS.

           Exhibit 2 Agreement and Plan of Merger and Reorganization, dated as of August 13, 1999, by and among Exchange, Borland Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Exchange, GBI and certain shareholders of GBI (does not include exhibits or schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

           Exhibit 99.1 Press Release of Exchange, dated August 24, 1999, announcing the acquisition of GBI.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   EXCHANGE APPLICATIONS, INC.

                                   By:  /s/ Andrew J. Frawley
                                       -----------------------------
                                       Andrew J. Frawley
                                       Chairman of the Board, President and CEO


Dated:  September 1, 1999

                                 EXHIBIT INDEX


Exhibit No.                         Description

     2 Agreement and Plan of Merger and Reorganization, dated as of August 13, 1999, by and among Exchange, Borland Acquisition Corp., a Washington corporation and a wholly owned subsidiary of Exchange, GBI and certain shareholders of GBI (does not include Exhibits or Schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

     99.1 Press Release of Exchange, dated August 24, 1999, announcing the acquisition of GBI.